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                                                                 Exhibit 10(iii)

                            PROMISSORY NOTE -- 01-11
                            ------------------------

$1,000,000
July 20, 2001

     FOR VALUE RECEIVED, Excalibur I, LLC, a Limited Liability Company, duly organized under the laws of the State of New York and having its usual business address at 3000 Marcus Avenue, Suite IW5, Lake Success, New York, 10042 (hereinafter called "Borrower"), hereby promises to pay to the order of ENVIRO-CLEAN OF AMERICA, INC., (hereinafter called "Payee") the sum of $1,000,000 ("advanced sum") plus the amounts more fully stated in a certain Private Placement Memorandum dated July 20, 2001, the terms of which are incorporated herein by reference, which shall not exceed but may be less than the amount of $500,000. Payments shall be paid in quarterly installments until the Payee receives 150 percent of the advanced sum,/1/ or the time collections derived from the defaulted-upon accounts receivable have been exhausted, whichever event occurs first.

     Payments shall fluctuate each quarter based upon the Borrower's net revenues.

     This note may be prepaid in full or in part, in advance of maturity, without a penalty.

     The Borrower hereby waives presentment, protest, or further demand or notice of any kind otherwise required in connection with the payment of principal or interest on this note.

     All rights and obligations hereunder shall be governed by the laws of the State of New York, and this Note shall be deemed to be under seal.

     All the covenants, agreements, and terms contained in this Note shall bind Borrower and Borrower's successors and assigns.

     This Promissory Note may not be assigned by the Payee.

     IN WITNESS WHEREOF, the Borrower has executed this Note the day and year first above written.

                                   EXCALIBUR I, LLC

                                   By: Anlyn Associates, Inc., Member


                                   By:     /s/ Melvin Schreiber
                                      ------------------------------
                                      Melvin Schreiber, President


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/1/ For tax purposes, any money received by Payee over and above the advanced sum shall be treated as interest.